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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Detroit Edison Company on Form S-3 of our report dated January 24, 2001 appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 18, 2001